As filed with the Securities and Exchange Commission on August 22, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PLUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0827593
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2710 Reed Road, Suite 160 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Fifth Amended and Restated Plus Therapeutics, Inc. 2020 Stock Incentive Plan

Plus Therapeutics, Inc. 2015 New Employee Incentive Plan

(Full title of the Plans)

Marc H. Hedrick, M.D.

President and Chief Executive Officer

Plus Therapeutics, Inc.

2710 Reed Road, Suite 160

Houston, Texas 77002

(737) 255-7194

(Name, address and telephone number of agent for service)

With copies to:

David E. Danovitch

Aaron M. Schleicher

Sullivan & Worcester LLP

1251 Avenue of the Americas

New York, New York 10020

(212) 660-3060

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement (the “Registration Statement”) registers an aggregate of 20,075,000 additional shares of common stock, par value $0.001 per share (the “Common Stock”) of Plus Therapeutics, Inc. (the “Registrant”), consisting of (i) 20,000,000 shares of Common Stock issuable pursuant to the Fifth Amended and Restated Plus Therapeutics, Inc. 2020 Stock Incentive Plan (the “2020 Stock Incentive Plan”), representing an increase of 20,000,000 shares of Common Stock reserved for issuance under the 2020 Stock Incentive Plan, as a result of an amendment thereto, which was adopted by the board of directors (the “Board”) of the Registrant on July 17, 2025 and approved by the Registrant’s stockholders at the Annual Meeting of Stockholders held on August 7, 2025; and (ii) 75,000 shares of Common Stock issuable pursuant to the Plus Therapeutics, Inc. 2015 New Employee Incentive Plan (as amended, the “2015 Plan”), representing an increase of 75,000 shares of Common Stock reserved for issuance under the 2015 Plan, as a result of an amendment thereto, which was adopted by the Board on June 6, 2024. Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, the contents of the Registrant’s registration statements on Form S-8 filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 15, 2016 (Registration No. 333-210211), March 9, 2018 (Registration No. 333-223566), June 30, 2020 (Registration No. 333-239548) and on August 23, 2024 (Registration No. 333-281758) are incorporated by reference and made part of this Registration Statement. Any items in such registration statements not expressly changed hereby shall be as set forth in such registration statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(a)

the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024 (filed with the Commission on March 31, 2025) and the Amendment to the Registrant’s Annual Report on Form 10-K for the year ended December  31, 2024 (filed with the Commission on April 30, 2025);

(b)

all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the document referred to in (a) above (other than the portions of those documents not deemed to be filed); and

(c)

the description of the Registrant’s Common Stock contained in Exhibit 4.1 to its Annual Report on Form 10-K for the fiscal year ended December  31, 2024, filed with the Commission on March 31, 2025 (File No. 001-34375).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

				Incorporated by Reference
Exhibit Number	Description	Filed Herewith	Form	File Number	Exhibit	Filing Date
5.1	Opinion of Sulivan & Worcester LLP	X

23.1	Opinion of Sullivan & Worcester LLP (included in Exhibit 5.1)	X

23.2	Consent of Independent Registered Public Accounting Firm	X

24.1	Power of Attorney (included on the signature page to this Registration Statement)	X

99.1	Fifth Amended and Restated Plus Therapeutics, Inc. 2020 Stock Incentive Plan		10-Q	001-34375	10.15	08/14/2025

99.2	Form of Stock Unit Agreement under the 2020 Stock Incentive Plan	X

99.3	Form of Notice of Grant and Stock Option Agreement under the 2020 Stock Incentive Plan		10-K	001-34375	10.26	02/24/2022

99.4	2015 New Employee Incentive Plan		8-K	001-34375	10.1	01/05/2016

99.5	First Amendment to the Plus Therapeutics, Inc. 2015 New Employee Incentive Plan, dated January 26, 2017		10-K	001-34375	10.42	03/24/2017

99.6	Second Amendment to the Plus Therapeutics, Inc. 2015 New Employee Incentive Plan, Dated February 6, 2020		10-K	001-34375	10.25	03/30/2020

99.7	Third Amendment to the 2015 New Employee Incentive Plan		S-1	333-280061	10.15	06/07/2024

99.8	Form of Stock Option Agreement under the 2015 New Employee Incentive Plan		S-8	333-210211	99.4	03/15/2016

107	Filing Fee Table	X

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on August 22, 2025.

PLUS THERAPEUTICS, INC.

By:	/s/ MARC H. HEDRICK, M.D.
	Name:	Marc H. Hedrick, M.D
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Marc H. Hedrick, M.D and Andrew Sims, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the Registrant to comply with the Securities Act, and any rules, regulations, or requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, including without limitation state securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, including without limitation state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities set forth below on August 22, 2025.

Signature	Title	Date

/S/ MARC H. HEDRICK, M.D. MARC H. HEDRICK, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 22, 2025

/S/ ANDREW SIMS ANDREW SIMS	Chief Financial Officer (Principal Financial and Accounting Officer)	August 22, 2025

/S/ RICHARD J. HAWKINS RICHARD J. HAWKINS	Chair of the Board of Directors	August 22, 2025

/S/ HOWARD CLOWES HOWARD CLOWES	Director	August 22, 2025

/S/ AN VAN ES-JOHANSSON, M.D. AN VAN ES-JOHANSSON, M.D.	Director	August 22, 2025

/S/ ROBERT LENK, PH.D ROBERT LENK, PH.D	Director	August 22, 2025

/S/ KYLE GUSE KYLE GUSE	Director	August 22, 2025